EXHIBIT 10.1
b
NILAM RESOURCES INC
503-42 CAMDEN STREET
 TORONTO, ONTARIO, CANADA
M5V 1V1

June 5, 2008

Mr. Ian G. Park, President
Caribbean Copper (Belize) Limited
208 King Street East
Toronto, Ontario, Canada
M5C 1B5

Re: Letter of Intent:  Purchase of Cobre y Oro de Colombia S.A.

Mr. Park:

Nilam Resources Inc ("NILAM") is pleased to present the proposed terms of an offer to Caribbean Copper (Belize) Limited ("CCBL") for acquiring all of the outstanding shares of CCBL's  Colombian subsidiary, Cobre y Oro de Colombia S.A. ("COC").    NILAM intends to enter into a Definitive Agreement by June 13, 2008 and close the transaction by June 24, 2008.

Of particular interest is the Quinchia property located 100 km SSE of the city of Medellin, Colombia.  The Quinchia property is currently under an agreement (the "AGA-COC Agreement") signed in November 2007 between Anglo Gold Ashanti (AGA) and COC pursuant to which COC has the right to acquire a 100% interest of the said property.

The proposed terms of the agreement are as follows.  In consideration for the transfer of 100% of the issued and outstanding shares of Cobre y Oro de Colombia, S.A.:

1.
NILAM shall pay to CCBL a total of US$3,000,000 by bank draft or certified cheque to complete the purchase in immediately available funds on or before 5:00 p.m. Toronto time on June 24, 2008, of which US$500,000 shall be paid as a non-refundable deposit into the trust account of CCBL's attorney, Kutkevicius Kirsh, LLP, on or before 5:00 p.m. Toronto time on June 13, 2008, upon signing of the Definitive Agreement. Failure by NILAM to pay the deposit for any reason by 5:00 p.m. Toronto time by the deadline date of June 13, 2008 shall render this letter of intent null and void and the parties shall have no further obligations to each other hereunder.

2.
It shall be a condition of the closing of the purchase and sale transaction contemplated herein that NILAM shall have executed or caused to be executed all necessary documentation and done all such acts and things as shall be necessary to transfer the ownership of COC's Sierra Nevada property following closing to CCBL or a company designated by CCBL, at no cost to CCBL, should that transfer not have been completed by COC prior to closing.

NILAM RESOURCES INC
503-42 CAMDEN STREET
 TORONTO, ONTARIO, CANADA
M5V 1V1

3.
It shall also be a condition of the closing of the purchase and sale transaction contemplated herein that at closing NILAM shall grant to CCBL a 2.5% net smelter return royalty, in form acceptable to CCBL, on production of any gold, silver or other metals extracted from the properties indirectly being transferred herein.

4.
It shall further be a condition of the closing of the purchase and sale transaction contemplated herein that the Definitive Agreement will contain a provision requiring NILAM and COC to provide CCBL with notice 21 days prior to the due date for any payment to AGA or the underlying property owners as required by the AGA-COC Agreement and advising as to whether any such payment is fully funded and accompanied by sufficient evidence of such full funding. In the event the notice fails to indicate that such payment is fully funded, CCBL shall be entitled to elect, by notice in writing to NILAM, to make the required payment, after which the AGA-COC Agreement and all rights and obligations thereunder shall automatically and without any further action of the parties be assigned to CCBL or a designated affiliate.

NILAM understands that in order for COC to earn 51% of the Quinchia property, it must complete all remaining payments to Juan David Uribe and Silvia Rios, the third party property owners as described in the AGA-COC Agreement, which total US$ 2,920,000 on the following dates:

July 6 2008:	US $700,000
January 6 2009:	US $750,000
July 6 2009:	US $1,470,000

NILAM further understands that in order to earn the remaining 49% of the Quinchia property (100% total), COC must:

•	Conduct before July 06th, 2011 a feasibility study, and
•	pay to the third party owners a final payment of US$ 4,500,000; and,
•	pay US$ 2,500,000 in cash to AGA or issue to them an equivalent value in common shares

It is understood that all mining concessions constituting the Quinchia project are duly registered in Colombia, and that no mortgage, underlying agreements, injunction or legal disputes others than the ones described herein, or in the AGA-COC Agreement, are presently affecting the concessions.

NILAM RESOURCES INC
503-42 CAMDEN STREET
 TORONTO, ONTARIO, CANADA
M5V 1V1

This letter of intent and the transactions contemplated herein are subject to all necessary regulatory and third party approvals.

Accepted on __________________________

By

/s/ Mr. Ian G. Park
Mr. Ian G. Park, President of CCBL

By

/s/ Mr. Vare Grewal
Mr. Vare Grewal, CFO of NILAM

Copy to:

Mr. Alain Vachon, President of NILAM

Mr. Len De Melt, Chairman of NILAM

3